Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON Canada M5L 1B9 Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

April 16, 2024
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, Florida 33431
Dear Sirs/Mesdames:
Re:    Registration Statement on Form S-3 dated the date hereof
We have acted as Canadian counsel to Jushi Holdings Inc. (the "Company"), a corporation incorporated under the Business Corporations Act (British Columbia), in connection with its filing on the date hereof with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-3 (the "Registration Statement"), including a base prospectus (the "Base Prospectus") which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, a "Prospectus Supplement", together with the Base Prospectus, the "Prospectus"), under the United States Securities Act of 1933, as amended (the "Securities Act") relating to the registration: (a) for issue and sale by the Company of up to US$250,000,000 of (i) subordinate voting shares without par value in the capital of the Company (the "Subordinate Voting Shares"), (ii) preferred shares in the capital of the Company (the "Preferred Shares"), (iii) warrants to acquire securities of the Company (the "Warrants"), (iv) units of securities of the Company (the "Units"); and (v) rights to purchase securities of the Company (the "Rights"); and (b) for issue and sale of up to an aggregate of 44,660,966 Subordinate Voting Shares to be resold from time to time by the shelling shareholder named in the Base Prospectus consisting of: (A) 11,451,665 Subordinate Voting Shares; (B) 11,385,000 Subordinate Voting Shares issuable upon exercise of outstanding options issued under the Company's equity plan; and (C) 21,824,301 Subordinate Voting Shares issuable upon exercise of outstanding warrants (the Subordinate Voting Shares referenced in (A)-(C) are collectively referred to as the "Subject Shares", and together with the Subordinate Voting Shares referenced in (a)(i) above, the Preferred Shares, the Warrants, the Units and the Rights, the "Securities").
For the purposes of this opinion, we have examined an original or copy, certified or otherwise identified to our satisfaction, of the Registration Statement. For the purposes of this opinion, we have also relied upon the certificate of an officer of the Company as to factual matters (the "Officer's Certificate") and certifying among other things:
(a)the certificate of incorporation, articles and notice of articles of the Company (collectively, the "Charter Documents"); and
(b)certain resolutions passed by the board of directors of the Company (the "Board") relating to the Registration Statement and the Subject Shares;
and have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

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We have relied upon the Registration Statement and the Officer's Certificate without independent investigation of the matters provided for therein for the purpose of providing our opinions expressed below. For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus, as applicable, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Subordinate Voting Shares, Warrants to purchase Subordinate Voting Shares, Units comprised of, in whole or in part, Subordinate Voting Shares or Rights for, in whole or in part, Subordinate Voting Shares, and as of the date of the issuance of any Subordinate Voting Shares issuable upon exercise of Warrants or Rights, there will be sufficient Subordinate Voting Shares authorized and unissued under the Company's then operative Charter Documents and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Charter Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any applicable agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (j) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not conducted any independent enquiries or investigations regarding the accuracy or completeness of any of the foregoing assumptions or in respect of the opinions provided hereunder.
In examining the Officer's Certificate and in providing our opinions below we have assumed that: all individuals had the requisite legal capacity; all signatures are genuine; all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; all facts set forth in the Officer's Certificate are complete, true and accurate.
Our opinions are expressed only with respect to the laws of the Provinces of British Columbia and of the laws of Canada applicable therein. We express no opinion as to any effect of U.S. federal, state, municipal or other cannabis laws. Without limitation, no opinion is expressed herein with respect to the qualification of the Subordinate Voting Shares or Preferred Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
Our opinions are expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.
Where our opinion below refers to any of the Securities as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been or will be paid to or provided

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to the Company. No opinion is expressed as to the adequacy of any consideration received. No opinion is expressed as to any issuance of any securities by any predecessor of the Company.
Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:
1.With respect to Subordinate Voting Shares offered under the Registration Statement when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Subordinate Voting Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, against payment therefor in an amount not less than such consideration determined by the Board and permitted under the laws of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, the Subordinate Voting Shares will be duly authorized, validly issued, fully paid and non-assessable.
2.With respect to Preferred Shares offered under the Registration Statement when (a) the Company has taken all necessary action to authorize and approve (i) the creation of a series of Preferred Shares in accordance with the Charter Documents and the laws of British Columbia then in effect and (ii) the issuance thereof and related matters, and (b) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, against payment therefor in an amount not less than such consideration determined by the Board and permitted under the laws of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.
3.With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) any applicable warrant indenture and warrant agreement have been duly authorized, executed and delivered by the Company in accordance with applicable law; and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the applicable warrant indenture and warrant agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.With respect to Units offered under the Registration Statement, assuming that (a) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, (b) any Rights that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 6 below, (c) any Subordinate Voting Shares that form a part of such Units are validly issued, fully paid and non-assessable; and (d) any Preferred Shares that form a part of such Units are validly issued, full paid and non-assessable, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance

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with applicable law, and (iii) the Units or certificates representing the Units or the Securities comprising the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.With respect to Rights offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters, (b) any applicable rights agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Rights have been duly executed and delivered against payment therefor in accordance with the provisions of the Rights Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus (assuming the Securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.The Subject Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.
Yours truly,
/s/ Stikeman Elliott LLP